Exhibit 4.3

Execution Version

THIRD SUPPLEMENTAL INDENTURE

This THIRD SUPPLEMENTAL INDENTURE (this “Third Supplemental Indenture”), dated as of November 13, 2026, is among Xerox Corporation, a corporation organized under the laws of the State of New York (the “Issuer”), the guarantors party hereto (the “Guarantors”) and U.S. Bank Trust Company, National Association, as trustee under the Indenture (as defined below) (the “Trustee”) and as notes collateral agent under the Indenture (the “Collateral Agent”).

W I T N E S S E T H

WHEREAS, the Issuer has heretofore executed and delivered to the Trustee and Collateral Agent an indenture, dated as of April 11, 2025 (as amended and supplemented to the date hereof, the “Indenture”), providing for the issuance of the Issuer’s 10.250% Senior Secured First Lien Notes due 2030 (the “Notes”);

WHEREAS, pursuant to Sections 901(8) and (11) of the Indenture, subject to certain exceptions specified therein, the Issuer, the Guarantors, the Trustee and the Collateral Agent may amend or supplement the Notes Documents, including the Indenture, without the consent of the Holders to (a) add to the covenants for the benefit of the Holders or (b) make any change that does not materially adversely affect the rights of any Holder;

WHEREAS, (i) the Issuer and the Guarantors have delivered to the Trustee and Collateral Agent simultaneously with the execution and delivery of this Third Supplemental Indenture an Officer’s Certificate and Opinion of Counsel as contemplated by Section 903 and Section 106 of the Indenture; and (ii) the Issuer and the Guarantors have satisfied all other conditions required under Article 9 of the Indenture to enable the Issuer, the Guarantors, the Trustee and the Collateral Agent to enter into this Third Supplemental Indenture; and

WHEREAS, pursuant to Sections 901 and 903 of the Indenture, the Trustee and Collateral Agent are authorized and permitted to execute and deliver this Third Supplemental Indenture to amend and supplement the Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Issuer, the Guarantors, the Trustee and the Collateral Agent mutually covenant and agree for the equal and ratable benefit of all holders of the Notes, as follows:

ARTICLE 1

DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01. For purposes of this Third Supplemental Indenture, the terms defined in the recitals shall have the meanings therein specified; any capitalized terms used and not defined herein shall have the same respective meanings as assigned to them in the Indenture; and references to Articles or Sections shall, unless the context indicates otherwise, be references to Articles or Sections of the Indenture.

SECTION 1.02. Any definitions used exclusively in the provisions of the Indenture or the Notes that are deleted pursuant to the amendments to the Indenture as set forth in this Third Supplemental Indenture, and any definitions used exclusively within such definitions, are hereby deleted in their entirety from the Indenture and the Notes, and all textual references in the Indenture and the Notes exclusively relating to paragraphs, Sections, Articles or other terms or provisions of the Indenture that have been otherwise deleted pursuant to this Third Supplemental Indenture are hereby deleted in their entirety. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Third Supplemental Indenture refer to this Third Supplemental Indenture as a whole and not to any particular section hereof.

ARTICLE 2

AMENDMENTS TO THE INDENTURE AND THE NOTES

SECTION 2.01. Section 101 of the Indenture is hereby amended by adding the following definitions, in applicable alphabetical order, as follows:

“Exchange Notes Indenture” means that certain Indenture, dated as of the Third Supplemental Indenture Effective Date, among Xerox Corporation, as issuer, the guarantors from time to time parties thereto, U.S. Bank Trust Company, National Association, as trustee and notes collateral agent (as amended, restated, modified, amended and restated, or supplemented from time to time).

“Exchange Support Agreement” means the Exchange Support Agreement, dated as of October 29, 2026, among the Company, Parent Guarantor, the Subsidiary Guarantors and the consenting holders thereto, as amended, restated, supplemented or otherwise modified from time to time.

“Existing IPCo Equity Interests” means any Equity Interests in IPCo issued to IPCo Holdings and outstanding on the Third Supplemental Indenture Effective Date.

“Existing IPCo Holdings Equity Interests” means any Equity Interests in IPCo Holdings issued and outstanding on the Third Supplemental Indenture Effective Date.

“Existing IPCo Holdings Preferred Stock” means the Existing IPCo Holdings Equity Interests constituting Preferred Stock.

“Existing IPCo Indebtedness” means any Indebtedness of IPCo Holdings or IPCo existing on the Third Supplemental Indenture Effective Date, plus any interest, fees, premiums, expenses, indemnities or other amounts accruing, payable or capitalized thereon or in respect thereof and any increase in the principal amount thereof resulting from the payment of interest, fees or premiums in kind, the capitalization or compounding of such amounts, or the accretion or amortization of original issue discount, in each case solely to the extent pursuant to and required under the terms of the agreements and instruments governing such Indebtedness as in effect on the Third Supplemental Indenture Effective Date. For the avoidance of doubt, any “Existing IPCo Indebtedness” shall be permanently reduced by any amortization or other repayment of any such Indebtedness of IPCo Holdings or IPCo existing on the Third Supplemental Indenture Effective Date.

“Existing IPCo Refinancing Equity” means Equity Interests that are issued, the proceeds of which are applied to refinance, redeem, repurchase or repay, on a dollar for dollar basis, the Existing IPCo Holdings Preferred Stock (plus accrued and unpaid distributions); provided, that (1) such Existing IPCo Refinancing Equity is issued with an aggregate liquidation preference that is equal to or less than the sum of (x) the aggregate liquidation preference of the Existing IPCo Holdings Preferred Stock, plus (y) to the extent bona fide, customary and reasonable, fees, premiums and other costs and expenses (including accrued and unpaid distributions) incurred or payable in connection with such refinancing, or, if a liquidation preference is not applicable to such Existing IPCo Refinancing Equity, such Existing IPCo Refinancing Equity is in the form of common Equity Interests, (2) Existing IPCo Refinancing Equity shall not be issued by any Person other than IPCo Holdings, shall not be guaranteed by, or otherwise have obligors that are not obligors on the Existing IPCo Holdings Preferred Stock as of the Third Supplemental Indenture Effective Date and shall not be secured by any assets, (3) Existing IPCo Refinancing Equity shall not benefit from any direct or indirect credit support from the Parent Guarantor or its Subsidiaries that is greater than any such credit support from the Parent Guarantor or its Subsidiaries with respect to the Existing IPCo Holdings Preferred Stock as of the Third Supplemental Indenture Effective Date, (4) Existing IPCo Refinancing Equity shall not (A) mature or be mandatorily redeemable, or be subject to a put right, in each case on any date earlier than the earliest date on which the Existing IPCo Holdings Preferred Stock matures (if applicable), is so mandatorily redeemable (if at all) or is so subject to a put right (if any) or (B) be convertible into or exchangeable for Indebtedness or Disqualified Stock; and (5) the governance rights, covenants and events of default of Existing IPCo Refinancing Equity shall not, taken as a whole, be more favorable in any material respect to the holders of such Existing IPCo Refinancing Equity than the governance rights, covenants and events of default of the Existing IPCo Holdings Preferred Stock, taken as a whole.

“Existing IPCo Refinancing Indebtedness” means Indebtedness that is Incurred to refinance any Existing IPCo Indebtedness, including Indebtedness that refinances Existing IPCo Refinancing Indebtedness, and Indebtedness Incurred pursuant to a commitment that refinances any such Indebtedness or unutilized commitment; provided, that (1) such Existing IPCo Refinancing Indebtedness is Incurred in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the sum of (x) the aggregate principal amount then outstanding of the Indebtedness being refinanced, plus (y) to the extent bona fide, customary and reasonable, fees, underwriting discounts, premiums and other costs and expenses (including accrued and unpaid interest, accrued and unpaid distributions, and any redemption premium or call protection) Incurred or payable in connection with such refinancing, (2) Existing IPCo Refinancing Indebtedness shall not be guaranteed, incurred or otherwise have obligors that are not obligors on the Existing IPCo Indebtedness as of the Third Supplemental Indenture Effective Date and shall not be secured by any assets that do not currently secure (or purport to secure) the Existing IPCo Indebtedness as of the Third Supplemental Indenture Effective Date, (3) Existing IPCo Refinancing Indebtedness shall not benefit from any direct or indirect credit support from the Parent Guarantor or its Subsidiaries that is greater than any such credit support from the Parent Guarantor or its Subsidiaries with respect to the Existing IPCo Indebtedness as of the Third Supplemental Indenture Effective Date, (4) the Weighted Average Life to Maturity of Existing IPCo Refinancing Indebtedness shall be equal to or longer than the remaining Weighted Average Life to Maturity of the refinanced Indebtedness and the final maturity date of Existing IPCo Refinancing Indebtedness shall not be earlier than the maturity date of the refinanced Indebtedness and (5) the covenants and events of default of Existing IPCo Refinancing Indebtedness shall not, taken as a whole, be more favorable in any material respect to the lenders providing such Existing IPCo Refinancing Indebtedness than the covenants and events of default of the refinanced Indebtedness, taken as a whole.

“IPCo” means XRX Brandco LLC, a Delaware limited liability company and its successors.

“IPCo Holdings” means XRX Brandco Holdings LLC, a Delaware limited liability company and its successors.

“Specified Holders” means the Holders that executed the Exchange Support Agreement on October 29, 2026.

“Third Supplemental Indenture Effective Date” means November 13, 2026.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness as of any date, the number of years obtained by dividing (1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal (excluding nominal amortization), including payment at final maturity, in respect thereof by (b) the number of years (calculated to the nearest 1/12) that will elapse between such date and the making of such payment; by (2) the then outstanding principal amount of such Indebtedness; provided that for purposes of determining the Weighted Average Life to Maturity of any Indebtedness that is being modified, refinanced, refunded, renewed, replaced or extended (the “Applicable Indebtedness”), the effects of any prepayments or amortization made on such Applicable Indebtedness prior to the date of the applicable modification, refinancing, refunding, renewal, replacement or extension shall be disregarded.

SECTION 2.02. The Indenture is hereby amended by replacing Section 408 of the Indenture in its entirety with a new Section 408, which shall read as follows:

“Section 408. Limitation on IPCo Holdings and IPCo. Notwithstanding anything in this Indenture to the contrary, the Parent Guarantor and the Company and each of their Subsidiaries shall not (with respect to clause (c) below) and shall not permit IPCo Holdings or IPCo (or any other Person that is intended to be a substitution or replacement of IPCo Holdings or IPCo) to, directly or indirectly:

(a) Incur any Indebtedness, or enter into any similar financing arrangement, other than (i) the Existing IPCo Indebtedness, (ii) on or prior to February 17, 2029, Existing IPCo Refinancing Indebtedness, so long as the All-In Yield on such Existing IPCo Refinancing Indebtedness is equal to or less than the All-In Yield of the Existing IPCo Indebtedness and (iii) after February 17, 2029, Existing IPCo Refinancing Indebtedness; provided, in the case of clauses (ii) and (iii), that the Specified Holders shall have been offered, on a pro rata basis (taking into account any pro rata offer that is required to be made under the TLB Credit Agreement or the Exchange Notes Indenture pursuant to the terms thereof) on the same terms and conditions (other than bona fide backstop and similar fees and reimbursement of fees and expenses) a bona fide opportunity to provide such Existing IPCo Refinancing Indebtedness; provided, further, that each such Specified Holder shall be deemed to have rejected such offer if such Specified Holder has not accepted such offer within five (5) Business Days following delivery of such offer;

(b) issue any Equity Interests, or enter into any similar financing arrangement, other than (i) the Existing IPCo Holdings Equity Interests and the Existing IPCo Equity Interests, (ii) solely in the case of IPCo, issuances of any Equity Interests to IPCo Holdings and (iii) Existing IPCo Refinancing Equity; provided that the Specified Holders shall have been offered, on a pro rata basis (taking into account any pro rata offer that is required to be made under the TLB Credit Agreement or the Exchange Notes Indenture pursuant to the terms thereof) on the same terms and conditions (other than bona fide backstop and similar fees and reimbursement of fees and expenses) a bona fide opportunity to provide such Existing IPCo Refinancing Equity; provided, further, that each such Specified Holder shall be deemed to have rejected such offer if such Specified Holder has not accepted such offer within five (5) Business Days following delivery of such offer; or

(c) enter into, amend, modify or supplement, or guarantee or provide credit support in favor of obligations with respect to, any license with respect to any assets or properties of IPCo Holdings or IPCo, other than that certain Shared Services and License Agreement, dated as of February 17, 2026, by and among IPCo Holdings, IPCo, the Parent Guarantor and the Company, as in effect on the Third Supplemental Indenture Effective Date (or as amended, modified or supplemented in a manner not less favorable in any material respect, taken as a whole, to the Noteholders in their capacities as such).

In addition to the foregoing, the Parent Guarantor and the Company and each of their Subsidiaries shall not enter into any transaction or series of related transactions where the substantial purpose or effect of such transaction is to evade or circumvent the restrictions in this Section 408

For purposes of this Section 408, “All-In Yield” shall mean, with respect to any Indebtedness, the effective yield on such Indebtedness, whether in the form of interest rate, margin, original issue discount, upfront fees, interest rate floors or otherwise, in each case, payable generally to all lenders or holders of such Indebtedness, with original issue discount and upfront or similar fees being equated to interest rate based on an assumed four year average life to maturity or lesser remaining average life to maturity, provided that All-In Yield shall not include bona fide backstop and similar fees that are not paid generally to all lenders or holders of such Indebtedness.”

SECTION 2.03. Section 601(iii) of the Indenture is hereby amended by replacing the “;” at the end of clause (iii) with “or Section 408;”

SECTION 2.04. Any and all additional provisions of the Indenture and the Notes are hereby deemed to be amended to reflect the intentions of the amendments to the Indenture set forth in this Third Supplemental Indenture. Effective as of the date hereof, none of the Issuer, the Guarantors, the Trustee, the Collateral Agent, the Holders or other parties to or beneficiaries of the Indenture shall have any rights, obligations or liabilities under such deleted or modified Sections or subsections and such deleted or modified Sections or subsections shall not be considered in determining whether an Event of Default has occurred or whether the Issuer or a Guarantor has observed, performed or complied with the provisions of the Indenture or any Note.

ARTICLE 3

EFFECTIVENESS

SECTION 3.01. Except as amended hereby, all of the terms of the Indenture shall remain and continue in full force and effect and are hereby confirmed in all respects. From and after the date hereof, all references to the Indenture (whether in the Indenture or in any other agreements, documents or instruments) shall be deemed to be references to the Indenture as amended and supplemented by this Third Supplemental Indenture and every holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

ARTICLE 4

MISCELLANEOUS

SECTION 4.01. The amendments to the Indenture set forth in this Third Supplemental Indenture shall also apply to the Notes, including, without limitation, provisions of the Notes as set forth in the Exhibits or Appendices to the Indenture.

SECTION 4.02. The terms and conditions of this Third Supplemental Indenture shall be deemed to be incorporated in and made a part of the terms and conditions of the Indenture for any and all purposes, and all the terms and conditions of both shall be read, taken and construed together as though they constitute one and the same instrument, except that in the case of conflict, the provisions of this Third Supplemental Indenture will control.

SECTION 4.03. All covenants and agreements in this Third Supplemental Indenture by the Issuer, the Guarantors, the Trustee and the Collateral Agent shall bind their respective successors and assigns, whether so expressed or not.

SECTION 4.04. In case any provision in this Third Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 4.05. Nothing in this Third Supplemental Indenture, express or implied, shall give to any Person, other than the parties hereto and their successors under the Indenture and the holders of the Notes, any benefit or any legal or equitable right, remedy or claim under the Indenture.

SECTION 4.06. This Third Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument. Delivery of an executed counterpart of this Third Supplemental Indenture electronically in portable document format (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or in any other format will be effective as delivery of a manually executed counterpart. All notices, approvals, consents, requests and any communications hereunder must be in writing (provided that any communication sent to the Trustee or the Collateral Agent hereunder must be in the form of a document that is signed manually or by way of a digital signature provided by DocuSign (or such other digital signature provider as specified in writing to the Trustee and/or the Collateral Agent by the authorized representative), in English. Each of the Issuer and the Guarantors agree to assume all risks arising out of the use of using digital signatures and electronic methods to submit communications to the Trustee and/or the Collateral Agent, including without limitation the risk of the Trustee and/or the Collateral Agent acting on unauthorized instructions, and the risk of interception and misuse by third parties. The Trustee and the Collateral Agent shall have no liability for relying on such digital signatures or electronic methods.

SECTION 4.07. THIS THIRD SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 4.08. The Trustee and Collateral Agent shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Third Supplemental Indenture or for or in respect of the recitals contained herein, all of which are made solely by the Issuer and the Guarantors, as applicable, and neither the Trustee nor the Collateral Agent assumes any responsibility for their correctness. All rights, protections, privileges, indemnities, immunities and benefits granted or afforded to the Trustee and the Collateral Agent under the Indenture shall be deemed incorporated herein by this reference and shall be deemed applicable to all actions taken, suffered or omitted by the Trustee in each of its capacities hereunder and the Collateral Agent. The execution and delivery of this Third Supplemental Indenture is being executed and delivered by the Trustee and the Collateral Agent upon reliance on the Officer’s Certificate and Opinion of Counsel as contemplated by Section 903 and Section 106 of the Indenture, and shall not be deemed to evidence or imply any independent investigation, determination or verification by the Trustee or the Collateral Agent as to the satisfaction of the conditions precedents related to the execution and delivery of this Third Supplemental Indenture.

SECTION 4.09. The Section headings herein are for convenience only and shall not affect the construction thereof.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Third Supplemental Indenture to be duly executed and attested, all as of the date first above written.

XEROX CORPORATION, as the Issuer

By:	/s/ Charles Douglas Butler
Name:	Charles Douglas Butler
Title:	Chief Financial Officer

GUARANTORS:

XEROX HOLDINGS CORPORATION, as Parent Guarantor

By:	/s/ Charles Douglas Butler
	Name:	Charles Douglas Butler
	Title:	Chief Financial Officer

XEROX FINANCIAL SERVICES LLC, as a Guarantor

By:	/s/ Stuart William Kirk
	Name:	Stuart William Kirk
	Title:	Vice President and Treasurer

XEROX BUSINESS SOLUTIONS, LLC, as a Guarantor

By:	/s/ Charles Douglas Butler
	Name:	Charles Douglas Butler
	Title:	Chief Financial Officer

XEROX IT SOLUTIONS, INC., as a Guarantor

By:	/s/ Charles Douglas Butler
	Name:	Charles Douglas Butler
	Title:	Chief Financial Officer

XEROX IT SOLUTIONS LLC, as a Guarantor

By:	/s/ Charles Douglas Butler
	Name:	Charles Douglas Butler
	Title:	President

[Signature Page to Third Supplemental Indenture]

XEROX CANADA LTD., as a Guarantor

By:	/s/ Eric Wilson Risi
	Name:	Eric Wilson Risi
	Title:	Secretary

XEROX IT SOLUTIONS CANADA LTD., as a Guarantor

By:	/s/ Eric Wilson Risi
	Name:	Eric Wilson Risi
	Title:	Secretary

XEROX BUSINESS SOLUTIONS CANADA ULC, as a Guarantor

By:	/s/ Karl Boissonneault
	Name:	Karl Boissonneault
	Title:	President and Director

ALTODIGITAL NETWORKS LIMITED, as a Guarantor

By:	/s/ Paolo Rossetti
	Name:	Paolo Rossetti
	Title:	UK Finance Director

ITEC CONNECT LTD, as a Guarantor

By:	/s/ Paolo Rossetti
	Name:	Paolo Rossetti
	Title:	UK Finance Director

XEROX FINANCE LIMITED, as a Guarantor

By:	/s/ Richard Pitceathly
	Name:	Richard Pitceathly
	Title:	Director

XEROX LIMITED, as a Guarantor

By:	/s/ Richard Pitceathly
	Name:	Richard Pitceathly
	Title:	Director

[Signature Page to Third Supplemental Indenture]

XEROX (UK) LIMITED, as a Guarantor

By:	/s/ Richard Pitceathly
	Name:	Richard Pitceathly
	Title:	Director

GO INSPIRE GROUP LIMITED, as a Guarantor

By:	/s/ Darren Scott Cassidy
	Name:	Darren Scott Cassidy
	Title:	Director

XEROX LEASING DEUTSCHLAND GMBH, as a Guarantor

By:	/s/ Martina Vratz
	Name:	Martina Vratz
	Title:	Director

By:	/s/ Thomas Jung
	Name:	Thomas Jung
	Title:	Director

LEXMARK INTERNATIONAL DE ARGENTINA, INC., as a Guarantor

By:	/s/ Charles Douglas Butler
	Name:	Charles Douglas Butler
	Title:	Chief Financial Officer

LEXINGTON CARE, LLC
LEXMARK ESPANA, L.L.C.
LEXMARK EUROPE HOLDING COMPANY II, LLC
LEXMARK NORDIC, L.L.C.
as Guarantors

By: Lexmark International, Inc., as Managing Member

By:	/s/ Charles Douglas Butler
	Name:	Charles Douglas Butler
	Title:	Chief Financial Officer

[Signature Page to Third Supplemental Indenture]

LEXMARK INTERNATIONAL TRADING CORP., as a Guarantor

By:	/s/ Charles Douglas Butler
	Name:	Charles Douglas Butler
	Title:	Chief Financial Officer

LEXMARK ASIA PACIFIC CORPORATION, INC., as a Guarantor

By:	/s/ Charles Douglas Butler
	Name:	Charles Douglas Butler
	Title:	Chief Financial Officer

LEXMARK EUROPE TRADING CORPORATION, INC., as a Guarantor

By:	/s/ Charles Douglas Butler
	Name:	Charles Douglas Butler
	Title:	Chief Financial Officer

LEXMARK INTERNATIONAL II, LLC, as a Guarantor
By: Xerox Corporation, as Managing Member

By:	/s/ Charles Douglas Butler
	Name:	Charles Douglas Butler
	Title:	Chief Financial Officer

LEXMARK INTERNATIONAL, INC., as a Guarantor

By:	/s/ Charles Douglas Butler
	Name:	Charles Douglas Butler
	Title:	Chief Financial Officer

LEXMARK MEXICO HOLDING COMPANY, INC., as a Guarantor

By:	/s/ Charles Douglas Butler
	Name:	Charles Douglas Butler
	Title:	Chief Financial Officer

[Signature Page to Third Supplemental Indenture]

LEXMARK VENTURES, LLC, as a Guarantor

By:	/s/ Charles Douglas Butler
	Name:	Charles Douglas Butler
	Title:	Chief Financial Officer

LEXMARK INTERNATIONAL LTD, as a Guarantor

By:	/s/ Danny Molhoek
	Name:	Danny Molhoek
	Title:	Director

LEXMARK CANADA INC., as a Guarantor

By:	/s/ Eric Wilson Risi
	Name:	Eric Wilson Risi
	Title:	Secretary

LEXMARK DEUTSCHLAND GMBH, as a Guarantor

By:	/s/ Cecile Marnat
	Name:	Cecile Marnat
	Title:	Managing Director

LEXMARK INTERNATIONAL N.V., as a Guarantor

By:	/s/ Cecile Marnat
	Name:	Cecile Marnat
	Title:	Managing Director

XEROX FINANCIAL SERVICES BELUX BV, as a Guarantor

By:	/s/ Charlotte Dautréaux
	Name:	Charlotte Dautréaux
	Title:	Secretary

[Signature Page to Third Supplemental Indenture]

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION
as Trustee and Collateral Agent

By:	/s/ Laurel Casasanta
Name:	Laurel Casasanta
Title:	Vice President

[Signature Page to Third Supplemental Indenture]